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                                                                EXHIBIT 21.1

                        BRIGHTPOINT, INC. SUBSIDIARIES


                                                                Jurisdiction
                                                                     of
                     Name                                       Incorporation
                     ----                                       -------------

Brightpoint FSC, Inc.                                           Barbados

Brightpoint International Ltd.                                  Delaware

Brightpoint EMA Limited                                         United Kingdom

RPS Industries Company Limited                                  Hong Kong

Brightpoint Australasia Pty Limited                             Australia

Brightpoint International (Asia Pacific) Pte Ltd.               Singapore

Brightpoint (UK) Limited                                        United Kingdom

Brightpoint South Africa (Proprietary) Limited                  South Africa

Brightpoint Australia Pty Ltd.                                  Australia

Brightpoint China Limited                                       Hong Kong

Brightpoint Sweden AB                                           Sweden